UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

MULIANG AGRITECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201360	90-1137640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2498 Wanfeng Highway, Lane 181, Fengjing Town, Jinshan District Shanghai, China 201501
(Address of principal executive offices)

(86) 21-67355092
(Registrant’s telephone number, including area code)

Mullan Agritech, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2020, the Board of Directors (the “Board”) of Muliang Agritech Inc. (the “Company”) approved the nomination of Vick Bathija, Guofu Zhang and Scott Silverman as independent directors, as defined under NASDAQ Marketplace Rule 4200(a)(15), appointment of whom shall be effective upon approval of Company’s application to list on the Nasdaq Stock Market. In addition, the Board approved the adoption of the audit, compensation and nomination committees. Mr. Bathija, Mr. Silverman and Mr. Zhang shall serve as the Chairman of the Audit Committee, Nomination Committee and Compensation Committee, respectively. Copies of the director offer letters are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively.

The biographical information of the three director nominees are set forth below:

Mr. Vick Bathija, age 34, has worked on many complex engagements ranging from audits, tax and consulting. He received a BBA in Accounting and a Masters in Taxation from Hofstra University. He then began his career at Holtz Rubenstein, now known as Baker Tilly. He was in the audit/tax department where he grew into a senior role overseeing mid cap companies from an audit and tax standpoint. He also dealt with high net worth individuals clients.

He was then recruited by Ernst & Young where he specialized in the Hedge Fund Practice. He oversaw staff and interacted with partners and clients and consulted on the engagements and provided solutions to the audit and tax engagements that arose. He was in contact with the audit departments to get clarity on transactions that would affect the tax implications.

After over 2 years at Ernst & Young, he started his own practice, Commerce CPA, LLC. He has advised and service several hundred clients ranging from startups to established companies. He has consulted and conducted audits for companies looking to raise money in accordance with SEC regulations. He also has done tax returns and provided tax consulting for these entities. He also has done compliations in accordance with IFRS and GAAP in order for the books and records to be in a presentable format for the SEC and other authorities.

Mr. Scott Silverman, age 53, has over 25 years of business success on national and international levels, with a highly diverse knowledge of financial, legal and operations management; public company management, accounting and SEC regulations. Mr. Silverman specializes in establishing and streamlining back-office policies and procedures and implementing sound financial management and internal controls necessary for enterprise growth and scalability. Mr. Silverman is currently a partner and CFO of VC Capital Holdings, a diversified PE firm with portfolio investments in hospitality, healthcare and construction and engineering. Additionally, Scott serves as the CFO of Riverside Miami, a mixed use entertainment, food and beverage project in Miami, FL. He also serves as the CFO of Healthsnap, Inc. a healthcare SaaS platform on the cutting edge of remote patient monitoring and chronic care management. Mr. Silverman is one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia, and JJL Capital Management, a private equity firm specializing in investing in startup, early- and mid-stage companies. Prior, while serving as the VP of Finance of Itopia, Mr. Silverman was involved in the raise of over $5 million in Series A capital, reduced expenses by more than 40% and participated in a 100% increase in year-over-year top line revenues. Mr. Silverman has orchestrated investor exits for multiple companies, including direct participation in taking 7 companies public. He has also assisted in raising over $35 million for client companies, both public and private. He has a bachelor’s degree in finance from George Washington University and a Master’s degree in accounting from NOVA Southeastern University.

Mr. Guofu Zhang, age 40, has served as Chief Financial Officer of AGM Group Holdings Inc. since the inception of the company. He was a senior accounting consultant at China Customer Relations Centers, Inc. from 2013 to 2015. He was the Financial Manager at Tianli Agritech, an American public company, from 2009 to 2012 and served as Chief Financial Officer there from April 2012 to July 2013. Mr. Zhang earned his bachelor degree in accounting from Renmin University of China. He is experienced in financial analysis, auditing, and accounting internal control. He also has experience with IPO when he helped CCRC list on NASDAQ in December 2015.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

As independent directors, Vick Bathija will be compensated for an annual cash amount of $40,000 and stock option for up to 40,000 shares at an exercise price of $4.00 exercisable for three years from the date of issuance. Mr. Silverman will be compensated for an annual cash amount of $30,000 and stock option for up to 30,000 shares at an exercise price of $4.00 exercisable for three years from the date of issuance. Mr. Zhang will be compensated for an annual cash amount of $20,000 and stock option for up to 20,000 shares at an exercise price of $4.00 exercisable for three years from the date of issuance. In addition, during the directorship term, the Company will reimburse the independent directors for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2019, the Company’s Board of Directors approved the designation of 30,000,000 shares of blank check preferred stock as Series A Preferred Stock, which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be set forth in the certificate of designation filed with the Secretary of the State of the State of Nevada on October 30, 2019. The Certificate of Designation, which is filed herewith as Exhibits 3.1, is incorporated herein by reference.

On October 10, 2019 and November 11, 2019, Mr. Lirong Wang entered into a Preferred Stock Exchange Agreement and its amendment (the “Exchange Agreement”) with the Company pursuant to which 19,000,000 shares of common stock beneficially owned by Mr. Wang was cancelled in exchange for 19,000,000 shares of Series A Preferred Stock. Holders of Series A Preferred Stock have the right to vote on all matters submitted to a vote of shareholders with each share of Series A Preferred Stock entitled to ten (10) votes per share which any holder of common stock has with respect to any matter. Copies of Preferred Stock Exchange Agreement and its amendment are filed herewith as Exhibits 10.4 and 10.5.

Following the completion of the transaction, 37,341,954 shares of common stock and 19,000,000 shares of Series A Preferred Stock were issued and outstanding as of November 11, 2019.

Item 8.01 Other Events.

On March 17, 2020, the Board of Directors of the Company approved and adopted charters of the Audit Committee, Compensation Committee and Nomination Committee of the Board of the Directors as well as the Code of Conduct and Ethics and copies of which are filed herewith as Exhibits 99.1, 99.2, 99.3 and 14.1, respectively.

The formal written Audit Committee charter, Nomination Committee charter and the Compensation Committee conform to the requirements of NASDAQ Rule 5605(c)(1) of the NASDAQ Listing Guide, and each committee will review and assess the adequacy of its charter on an annual basis.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation, as filed with the Secretary of State of the State of Nevada, effective on October 30, 2019.
10.1	Director Offer Letter between the Company and Vick Bathija
10.2	Director Offer Letter between the Company and Scott Silverman
10.3	Director Offer Letter between the Company and Guofu Zhang
10.4	Preferred Stock Exchange Agreement between Mr. Lirong Wang and the Company dated on October 10, 2019.
10.5	Amendment to Preferred Stock Exchange Agreement between Mr. Lirong Wang and the Company dated on November 11, 2019.
14.1	Code of Conduct and Ethics
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nomination Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULIANG AGRITECH, INC.

Date: March 27, 2020	By:	/s/ Lirong Wang
	Name:	Lirong Wang
	Title:	Chief Executive Officer, Chief Financial Officer and Director

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